UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                    June 30, 2010
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 30, 2010, the Personnel Committee of the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) made grants of shares of restricted stock under the Company’s 2007 Omnibus Incentive Compensation Plan  to certain officers and employees of the Company, including a grant of 1,272.51 restricted shares to C. R. “Rusty” Cloutier, President and Chief Executive Officer of the Company; a grant of  822.24 restricted shares to James R. McLemore, Senior Vice President and Chief Financial Officers of the Company;   a grant of  614.72 restricted shares to Karen L. Hail, Senior Executive Vice President and Director of Asset Procurement of the Company; and a grant of  347.08 restricted shares to Teri S. Stelly, Senior Vice President and Controller of the Company.  The shares of restricted stock, which are subject to the terms of a Restricted Stock Grant Agreement between the Company and each recipient, will fully vest on the third anniversary of the grant date.  Prior to vesting, the recipient will be entitled to vote the shares and receive dividends, if any, declared by the Company with respect to its common stock.  The form of Restricted Stock Grant Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1	Form of Restricted Stock Grant Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	June 30, 2010	By:
James R. McLemore Senior Executive Vice President and Chief Financial Officer